UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2005

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SIGNATURE

ITEM 1.01

ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Increase in Director Compensation

On September 7, 2005, the Board of Directors (the “Board”) of Salem Communications Corporation (the “Company”) authorized an increase in the quarterly retainer fee for each of the following members of the Board:  David Davenport, Eric H. Halvorson, Roland S. Hinz, Donald P. Hodel, Paul Pressler and Richard A. Riddle (“Designated Directors”).  The Compensation Committee of the Board recommended this increase to the Board after a review of director compensation at comparable corporations made by the Company’s management.  The retainer fees for each Designated Director were increased from Five Thousand Dollars ($5,000.00) to Six Thousand Two Hundred Fifty Dollars ($6,250.00) per quarter effective as of the quarter beginning on October 1, 2005.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: September 13, 2005
By: /s/ Evan D. Masyr
Evan D. Masyr
Vice President of Accounting and Corporate Controller